Schedule I

Separate Portfolios

CUSTODIAN AGREEMENT

(FOREIGN AND DOMESTIC SECURITIES)

Forum Funds II
and
MUFG Union Bank, N.A.

Effective Date February 26, 2016

Names of Funds:

ABR Dynamic Blend Equity & Volatility Fund
Acuitas International Small Cap Fund
Acuitas US Microcap Fund
Baywood SKBA ValuePlus Fund
Baywood SociallyResponsible Fund
CVR Dynamic Allocation Fund
Dundas International Equity Growth Fund
Gurtin California Municipal Value Fund
Gurtin California Municipal Intermediate Value Fund
Gurtin National Municipal Value Fund
Gurtin National Municipal Intermediate Value Fund
NWS International Property Fund
Phocas Real Estate Fund